Exhibit 99.1

Karat Packaging Reports 2021 First Quarter Financial Results

CHINO, Calif, May 27, 2021 – Karat Packaging Inc. (Nasdaq: KRT), a specialty distributor and manufacturer of environmentally friendly, disposable foodservice products and related items, today announced financial results for its 2021 first quarter ended March 31, 2021.

First Quarter 2021 Highlights

▪	Net sales of $75.7 million, up 18.1 percent from $64.1 million for the same period last year
▪	Gross profit of $21.6 million, up 20.9 percent from $17.9 million for the same period last year
▪	Gross margin of 28.6 percent, up 70 basis points from 27.9 percent for the same period last year
▪	Acquired Pacific Cup, Inc., adding the company’s sixth distribution center and third manufacturing plant

Alan Yu, chief executive officer, said, “Results for the 2021 first quarter reflected strong customer demand, particularly for the company’s environmentally friendly products, and demonstrated our ability to deliver customized solutions to a diverse and expanding customer base. Sales grew at a rapid pace in our distributor and online channels, based, in part, on favorable market trends as more restaurants and foodservice outlets began to open. The increase was partially offset by temporary supply chain disruptions and higher freight costs, and a severe winter storm in February. However, sales rebounded in March, and the positive trend is continuing into the second quarter.

“We took action in the first quarter to pass on higher costs to customers through a series of targeted price increases that are continuing into the second quarter. We are experiencing solid growth in sales and profitability, as our strong brand recognition, nimble operations and the rapidly increasing size and scope of our distribution network provide us with significant advantages in the foodservice market,” Mr. Yu added.

First Quarter 2021 Financial Results

Net sales for the first quarter of 2021 increased 18.1 percent to $75.7 million, from $64.1 million in the same period last year. The increase primarily was driven by greater product penetration with existing customers, new customers added in the quarter, an increase in direct-to-consumer sales through the company’s online channel and higher logistic service and shipping revenue.

Gross profit for the 2021 first quarter increased 20.9 percent to $21.6 million, from $17.9 million in the same period last year, primarily reflecting higher-margin sales through the company’s online channel, partially offset by an increase in freight costs.

Operating expenses for the 2021 first quarter totaled $17.9 million, a 29.4 percent increase from $13.8 million in last year’s first quarter. The increase was primarily due to higher shipping costs, payroll expenses associated with workforce expansion, an increase in facility costs and higher professional fees.

Operating income in the first quarter of 2021 was $3.8 million, or 5.0 percent of net sales, compared with $4.1 million, or 6.4 percent of net sales, in the same period last year.

Other income was $465,000 in the 2021 first quarter, compared with other expense of $3.3 million in the same period last year. The change primarily reflected a decrease in interest expense as a result of changes in the fair value of interest rate swap positions.

Net income was $3.1 million in the 2021 first quarter, compared with $567,000 in the same period last year. Net income margin was 4.0 percent in the first quarter, compared with 0.9 percent in the same period last year. The increase in net income attributable to noncontrolling interests in the 2021 first quarter compared to the same period last year is due to changes in the fair value of interest rate swap positions held by Global Wells, the company’s variable interest entity used to manage certain facilities. Net income attributable to Karat Packaging was $1.8 million, or $0.12 per diluted share, compared with $2.5 million, or $0.16 per diluted share.

Adjusted EBITDA amounted to $6.8 million in the 2021 first quarter, compared with $6.0 million in the same period last year. Adjusted EBITDA margin was 9.0 percent of net sales, compared with 9.3 percent in the same period last year. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Reconciliations of GAAP to non-GAAP results are provided in the tables following this press release.

Net cash provided by operating activities rose to $4.5 million in the 2021 first quarter, from $1.5 million in the same period last year. The increase primarily reflects improvements in working capital.

In the 2021 first quarter, Karat Packaging completed the acquisition of Pacific Cup, Inc., including its manufacturing and distributing facility in Hawaii. The acquisition increases the company’s network to six distribution centers and three manufacturing plants.

On April 15, 2021, Karat Packaging completed an initial public offering (IPO) of its common stock, which resulted in the issuance and sale of 3,950,000 shares at a public offering price of $16.00 per share. On April 23, 2021, the company’s lead underwriter exercised an overallotment option of 592,500 shares at the IPO price of $16.00 per share. Gross proceeds in the IPO totaled approximately $72.7 million. In connection with the IPO, the company used a portion of the proceeds to pay down an aggregate of $50.2 million in principal balance of its loan obligations.

Investor Conference Call

The Company will host an investor conference call today, May 27, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Phone:	877-270-2148 (domestic); 412-902-6510 (international)
Replay:	Accessible through June 3, 2021; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10156716
Webcast:	Accessible at http://investor.karatpackaging.com/; archive available for approximately one year

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of environmentally friendly, disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat Packaging, please visit the company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous conditions, many of which are beyond the control of the company, including those set forth in the Risk Factors section of the company’s registration statement for the initial public offering filed with the SEC on April 14, 2021. Copies are available on the SEC’s website at www.sec.gov. Karat Packaging undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations and Media Contacts:

PondelWilkinson Inc.

Judy Lin Sfetcu/Jeff Misakian/Roger Pondel

310-279-5980

karat@pondel.com

# # #

(tables below)

KARAT PACKAGING INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Net sales	$75,673,000	$64,083,000
Cost of goods sold	54,047,000	46,192,000
Gross profit	21,626,000	17,891,000

Operating expenses:
Selling expense	6,400,000	4,701,000
General and administrative expense (including $0.6 million and $0.1 million associated with variable interest entity for the three-months ended March 31, 2021 and 2020, respectively)	11,455,000	9,102,000
Total operating expenses	17,855,000	13,803,000
Operating income	3,771,000	4,088,000

Other income (expense)
Rental income (including $0.2 million and $0 associated with variable interest entity for the three-months ended March 31, 2021 and 2020, respectively)	246,000	-
Other income	106,000	26,000
Loss on foreign currency transactions	(165,000)	(41,000)
Interest income (expense) (including $0.8 million interest income and $2.4 million interest expense associated with variable interest entity for the three-months ended March 31, 2021 and 2020, respectively)	278,000	(3,306,000)
Total other income (expense)	465,000	(3,321,000)
Income before provision for income tax	4,236,000	767,000

Provision for income tax	1,186,000	200,000

Net income	3,050,000	567,000

Net income (loss) attributable to noncontrolling interest	1,270,000	(1,884,000)

Net income attributable to Karat Packaging Inc.	$1,780,000	$2,451,000

Basic and diluted earnings per share:
Basic	$0.12	$0.16
Diluted	$0.12	$0.16

Weighted average common shares outstanding, basic	15,167,000	15,190,000
Weighted average common shares outstanding, diluted	15,403,000	15,461,000

KARAT PACKAGING INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
	2021	2020
Assets

Current assets
Cash and cash equivalents (including $0.1 million associated with variable interest entity at March 31, 2021 and December 31, 2020)	$961,000	$448,000
Accounts receivable, net of allowance for doubtful accounts of $0.3 million at March 31, 2021 and December 31, 2020	25,579,000	23,838,000
Inventories	46,065,000	48,961,000
Prepaid expenses and other current assets (including $0.1 million associated with variable interest entity at March 31, 2021 and December 31, 2020)	3,422,000	6,530,000
Total current assets	76,027,000	79,777,000
Property and equipment, net (including $47.5 million and $47.8 million associated with variable interest entity at March 31, 2021 and December 31, 2020, respectively)	93,865,000	95,533,000
Deposits	2,845,000	2,456,000
Goodwill	3,510,000	3,113,000
Intangible assets, net	400,000	-
Deferred tax asset	64,000	64,000
Other assets (including $0.1 million associated with variable interest entity at March 31, 2021 and December 31, 2020)	159,000	161,000
Total assets	$176,870,000	$181,104,000

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable (including $0 and $0.6 million associated with variable interest entity at March 31, 2021 and December 31, 2020, respectively)	$17,186,000	$20,069,000
Accrued expenses (including $0.2 million and $0.1 million associated with variable interest entity at March 31, 2021 and December 31, 2020, respectively)	5,510,000	4,959,000
Related party payable	3,420,000	5,038,000
Credit cards payable	634,000	794,000
Income taxes payable	-	41,000
Customer deposits (including $0.1 and $0 million associated with variable interest entity at March 31, 2021 and December 31, 2020)	635,000	551,000
Capital leases, current portion	325,000	321,000
Long-term debt, current portion (including $0.7 million associated with variable interest entity at March 31, 2021 and December 31, 2020, respectively)	11,841,000	11,364,000
Total current liabilities	39,551,000	43,137,000

Deferred tax liability	6,181,000	6,181,000
Line of credit	33,239,000	33,169,000
Long-term debt, net of current portion (including $36.5 million and $36.7 million associated with variable interest entity at March 31, 2021 and December 31, 2020, respectively, and debt discount of $0.1 million associated with variable interest entity at March 31, 2021 and December 31, 2020)	51,048,000	53,410,000
Capital leases, net of current portion	207,000	290,000
Other liabilities (including $2.6 million and $3.9 million associated with variable interest entity at March 31, 2021 and December 31, 2020, respectively)	3,726,000	5,049,000
Total liabilities	133,952,000	141,236,000

Karat Packaging Inc. stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,190,000 shares issued, 15,167,000 shares outstanding at March 31, 2021 and December 31, 2020	15,000	15,000
Additional paid in capital	13,981,000	13,981,000
Treasury stock, $0.001 par value, 23,000 shares on March 31, 2021 and December 31, 2020	(248,000)	(248,000)
Retained earnings	20,436,000	18,656,000
Total Karat Packaging Inc. stockholders’ equity	34,184,000	32,404,000
Noncontrolling interest	8,734,000	7,464,000
Total stockholders’ equity	42,918,000	39,868,000
Total liabilities and stockholders’ equity	$176,870,000	$181,104,000

Karat Packaging, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$3,050,000	$567,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,464,000	1,892,000
Provision for bad debt	-	38,000
Change in fair value of interest rate swap	(1,323,000)	2,415,000
Amortization of loan fees	3,000	3,000
(Increase) decrease in operating assets
Accounts receivable	(1,741,000)	(2,006,000)
Inventories	3,049,000	(1,187,000)
Prepaid expenses and other current assets	3,108,000	(452,000)
Due from affiliated companies	-	(14,000)
Deposits	(41,000)	(2,272,000)
Other assets	2,000	1,000
Increase (decrease) in operating liabilities
Accounts payable	(2,883,000)	1,899,000
Accrued expenses	551,000	581,000
Related party payable	(1,618,000)	469,000
Credit cards payable	(160,000)	(285,000)
Income taxes payable	(41,000)	-
Customer deposits	84,000	(148,000)
Net cash provided by operating activities	$4,504,000	$1,501,000

Cash flows from investing activities
Purchases of property and equipment	(273,000)	(2,252,000)
Deposits paid for property and equipment	(921,000)	(759,000)
Acquisition of Pacific Cup, Inc.	(900,000)	-
Net cash used in investing activities	$(2,094,000)	$(3,011,000)

Cash flows from financing activities
Net proceeds from line of credit	70,000	2,790,000
Proceeds from long-term debt, net of issuance cost	-	2,000,000
Payments on long-term debt	(1,888,000)	(1,738,000)
Payments on capital lease obligations	(79,000)	(78,000)
Net cash (used in) provided by financing activities	$(1,897,000)	$2,974,000

Net increase in cash and cash equivalents	513,000	1,464,000

Cash and cash equivalents
Beginning of year	$448,000	$802,000
End of year	$961,000	$2,266,000

KARAT PACKAGING INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended March 31,
	2021	2020

Reconciliation of Adjusted EBITDA (unaudited):	(in thousands)
Net income:	$3,050	$567
Add (deduct):
Interest expense	(278)	3,306
Income tax expense	1,186	200
Depreciation and amortization	2,464	1,892
IPO related expenses	396	—

Adjusted EBITDA	$6,818	5,965

Reconciliation of Adjusted EBITDA by Entity	Three Months Ended March 31, 2021
(unaudited):	(in thousands)
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net Sales	$75,673	$—	$—	$75,673

Net income (loss):	$1,780	$1,469	$(199)	$3,050
Add (deduct):
Interest expense	553	(831)	—	(278)
Income tax expense	1,186	—	—	1,186
Depreciation and amortization	2,161	303	—	2,464
IPO related expenses	396	—	—	396

Adjusted EBITDA	$6,076	$941	$(199)	$6,818
Net income margin	2.4%			4.0%
Adjusted EBITDA margin	8.0%			9.0%

Reconciliation of Adjusted EBITDA by Entity	Three Months Ended March 31, 2020
(unaudited):	(in thousands)
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net Sales	$64,083	$—	$—	$64,083

Net income (loss):	$2,451	$(2,178)	$294	$567
Add (deduct):
Interest expense	860	2,446	—	3,306
Income tax expense	200	—	—	200
Depreciation and amortization	1,833	59	—	1,892

Adjusted EBITDA	$5,344	$327	$294	$5,965
Net income margin	3.8%			0.9%
Adjusted EBITDA margin	8.3%			9.3%

We define net income margin as net income by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Note about Non-GAAP Financial Measures

Karat Packaging uses Adjusted EBITDA and Adjusted EBITDA Margin to measure its financial performance. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental non-GAAP financial measures of operating performance and are not based on any standardized methodology prescribed by GAAP. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation or as alternatives to net income, cash flows from operating activities or other measures determined in accordance with GAAP. Also, Adjusted EBITDA and Adjusted EBITDA Margin are not necessarily comparable to similarly titled measures presented by other companies.

KARAT PACKAGING INC. AND SUBSIDIARIES

NET SALES BY CATEGORY

(Unaudited)

	Three Months Ended March 31,
	2021	2020
National Distribution	$18,289,000	$15,498,000
Distributors	40,010,000	33,934,000
Online	11,443,000	6,286,000
Retail	5,931,000	8,365,000
	$75,673,000	$64,083,000